UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2003

NETWORKS ASSOCIATES, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-20558

Delaware	77-0316593
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

3965 Freedom Circle Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

Registrant’s telephone number, including area code: (408) 346-3832

Item 5. Other Events.

     On April 2, 2003, Network Associates notified its employees, participants in its 401(k) plan and holders of stock options issued by Network Associates of certain restrictions on their ability to exercise stock options and transact in the Network Associates’ 401(k) Plan NAI Unitized Stock Fund commencing on April 9, 2003 and continuing until Networks Associates files its 2002 Form 10-K.

     Attached as Exhibit 99.1 is the notice containing the foregoing announcements.

Item 7. Exhibits.

99.1	Important Notice Concerning Your Rights under the Network Associates, Inc. (the “Company”) Stock Option Plans (the “Option Plans”) and the Company Tax Deferred Savings Plan (the “401(k) Plan”), dated April 2, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.

Dated: April 3, 2003	By:	/s/ Kent H. Roberts

Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibits.

99.1	Important Notice Concerning Your Rights under the Network Associates, Inc. (the “Company”) Stock Option Plans (the “Option Plans”) and the Company Tax Deferred Savings Plan (the “401(k) Plan”), dated April 2, 2003.